EXHIBIT 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This Amendment No. 1 to the Credit Agreement, dated as of June 27, 2003 (“Credit Agreement”), among MINDSPEED TECHNOLOGIES, INC, a Delaware corporation (“Borrower”), the SUBSIDIARY GUARANTORS named therein and CONEXANT SYSTEMS, INC (“Lender”) is made by and among the parties to the Credit Agreement on December 2, 2004.

     1.     Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

     2.     Section 6.02 of the Credit Agreement is hereby amended by added the following subsection (o):

(o) Any Lien on U.S. Treasury securities arising out of a convertible debt financing transaction whereby such U.S. Treasury securities are pledged to secure Borrower’s obligations under the notes issued in such financing; provided that Borrower reduces the Commitment in accordance with Section 2.06(b), effective not later than immediately prior to the incurrence of any such Lien, by an amount equal to the amount paid for such U.S. Treasury securities by Borrower or its Subsidiary.

          In addition, the reference to Section 6.02(n) in the last proviso in Section 6.02 is hereby amended to refer to Section 6.02(n) and (o).

     3.    Upon the closing of a financing or one or more related financings resulting in aggregate gross proceeds of $40 million or more, including in the computation of gross proceeds any underwriter or initial purchaser discounts and without deduction for any items listed in clauses (x) and (y) of the definition of “Permitted Refinancing” in Exhibit A to the Credit Agreement, (“Gross Proceeds”), the parties agree that the Credit Agreement and the Commitment shall terminate upon the closing of the financing which, when aggregated with the gross proceeds of any related financing, results in aggregate Gross Proceeds of $40 million or more.

     4.    Upon the closing of a financing or one or more related financings resulting in aggregate Gross Proceeds to Borrower of less than $40 million, the Credit Agreement shall continue in full force and effect; provided that the aggregate amount of the Commitment shall be reduced by the Gross Proceeds of such financing(s). In the event the financing(s) would qualify as a Permitted Refinancing, the Commitment reduction provisions of this Section 4 shall be controlling over those set forth in subparagraph (a) of the definition of “Permitted Refinancing” in Exhibit A to the Credit Agreement.

     IN WITNESS WHEREOF, Borrower, Guarantors and Lender have executed this Amendment No. 1 as of the date first written above.

MINDSPEED TECHNOLOGIES, INC.		CONEXANT SYSTEMS, INC.

By:	/s/ Simon Biddiscombe	By:	/s/ J. Scott Blouin

Name:	Simon Biddiscombe	Name:	J. Scott Blouin

Title:	CFO	Title:	CFO

APPLIED TELECOM, INC.		HOTRAIL, INC.

By:	/s/ Simon Biddiscombe	By:	/s/ Simon Biddiscombe

Name:	Simon Biddiscombe	Name:	Simon Biddiscombe

Title:	President	Title:	President

MINDSPEED TECHNOLOGIES, LLC		MAKER COMMUNICATIONS, INC.

By:	/s/ Simon Biddiscombe	By:	/s/ Simon Biddiscombe

Name:	Simon Biddiscombe	Name:	Simon Biddiscombe

Title:	Manager	Title:	President

BROOKTREE CORPORATION

By:	/s/ Simon Biddiscombe

Name:	Simon Biddiscombe

Title:	President

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